As filed with the Securities and Exchange Commission on January 22, 2009
Registration No. 333-45307

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

LEGG MASON, INC.

(Exact Name of Registrant as Specified in its Charter)
Maryland			52-1200960

(State or Other Jurisdiction of Incorporation or Organization)			(IRS Employer Identification No.)
100 Light Street Baltimore, Maryland 21202

(Address, including zip code, of principal executive offices)
Registrant's telephone number, including area code:			(410) 539-0000

Legg Mason, Inc./Brandywine 1998 Non-Qualified Stock Option Plan

(Full title of the plan)
Thomas P. Lemke Senior Vice President and General Counsel Legg Mason, Inc. 100 Light Street Baltimore, Maryland 21202 410-539-0000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to: James S. Scott Sr., Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 212-848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

On January 30, 1998, Legg Mason, Inc. (the "Registrant") filed a registration statement on Form S-8, File No. 333-45307 (the "Registration Statement"), with the Securities and Exchange Commission which registered 225,836 shares of the Registrant's common stock, $.10 par value ("Common Stock"), reserved for issuance under the Legg Mason, Inc./Brandywine 1998 Non-Qualified Stock Option Plan (the "Plan").

This Post-Effective Amendment No. 1 is being filed to deregister all authorized shares of Common Stock reserved for issuance under the Plan that have not yet been issued under the Registration Statement.

Accordingly, the Registrant hereby deregisters the Common Stock that has not been and will not be issued under the Plan. Upon effectiveness hereof, no shares of Common Stock remain registered under the Registration Statement for issuance under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized.

LEGG MASON, INC. (Registrant)

Date: January 22, 2009	By:	/s/ Mark R. Fetting Mark R. Fetting Chairman, President and Chief Executive Officer

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Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark R. Fetting Mark R. Fetting	Chairman, President and Chief Executive Officer (Principal Executive Officer)	January 22, 2009
/s/ Charles J. Daley, Jr. Charles J. Daley, Jr.	Chief Financial Officer, Senior Vice President and Treasurer (Principal Financial and Accounting Officer)	January 22, 2009
/s/ Harold L. Adams Harold L. Adams	Director	January 22, 2009
/s/ Robert E. Angelica Robert E. Angelica	Director	January 22, 2009
/s/ Dennis R. Beresford Dennis R. Beresford	Director	January 22, 2009
/s/ John E. Koerner III John E. Koerner III	Director	January 22, 2009
/s/ Cheryl Gordon Krongard Cheryl Gordon Krongard	Director	January 22, 2009
/s/ Scott C. Nuttall Scott C. Nuttall	Director	January 22, 2009
/s/ W. Allen Reed W. Allen Reed	Director	January 22, 2009
/s/ Margaret Milner Richardson Margaret Milner Richardson	Director	January 22, 2009
/s/ Nicholas J. St. George Nicholas J. St. George	Director	January 22, 2009
/s/ Roger W. Schipke Roger W. Schipke	Director	January 22, 2009
/s/ Kurt L. Schmoke Kurt L. Schmoke	Director	January 22, 2009
/s/ James E. Ukrop James E. Ukrop	Director	January 22, 2009
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